UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Executive Vice President and Chief Financial Officer

On February 7, 2012, IAC/InterActiveCorp (the “Registrant” or “IAC”) issued a press release announcing the appointment of Jeffrey W. Kip as IAC’s Executive Vice President and Chief Financial Officer.  Mr. Kip’s service in this capacity is currently expected to commence on March 20, 2012.  The full text of the related press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference.

Mr. Kip, age 44, has served as Executive Vice President, Chief Financial Officer of Panera Bread Company, a national bakery-cafe concept in the United States and Canada (“Panera”), since May 2006.  From May 2003 until May 2006, Mr. Kip served as Panera’s Vice President, Finance and Planning and as Vice President, Corporate Development.  From November 2002 until April 2003, Mr. Kip served as an Associate Director and Director at UBS, an investment banking firm, and from August 1999 until November 2002, Mr. Kip was an Associate at Goldman Sachs, an investment banking firm.

Compensatory Arrangements of Executive Vice President and Chief Financial Officer

In connection with Mr. Kip’s appointment, on February 7, 2012, IAC and Mr. Kip entered into an employment agreement (the “Employment Agreement”), the effective date of which is currently expected to be March 20, 2012 (the “Effective Date”).

The Employment Agreement has a scheduled term of one year from the Effective Date and provides for automatic renewals for successive one year terms absent written notice from IAC or Mr. Kip ninety (90) days prior to the expiration of the then current term.

The Employment Agreement provides that Mr. Kip will be eligible to receive an annual base salary (currently $575,000), discretionary annual cash bonuses, equity awards and such other employee benefits as may be reasonably determined by the Compensation and Human Resources Committee of the IAC Board of Directors.

The Employment Agreement also provides that on the Effective Date, Mr. Kip will receive a grant of: (i) 20,000 IAC restricted stock units (the “RSU Award”), (ii) 150,000 IAC stock options with an exercise price equal to the fair market value of IAC common stock on the Effective Date (the “FMV Stock Option Award”) and (iii) 50,000 IAC stock options with an exercise price equal to the greater of: (x) the fair market value of IAC common stock on the Effective Date and (y) $60.00 (the “Premium Stock Option Award,” together with the FMV Stock Option Award, the “Stock Option Awards”).  All (100%) of the RSU Award shall vest on the first anniversary of the Effective Date and the Stock Options shall vest in three (3) equal installments on the second, third and fourth anniversaries of the Effective Date, in all cases, subject to Mr. Kip’s continued employment with IAC.

Upon certain qualifying terminations of Mr. Kip’s employment and subject to the satisfaction of certain conditions, IAC will continue to pay Mr. Kip his annual base salary for one (1) year following such event.  In addition, if such qualifying termination occurs on or prior to the first anniversary of the Effective Date, the RSU Award shall vest as of the date of such event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Gregg Winiarski
	Name:	Gregg Winiarski
	Title:	Senior Vice President,
General Counsel and Secretary

Date: February 13, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of IAC/InterActiveCorp dated February 7, 2012.